EXHIBIT  10.5

                                        [CONFORMED COPY]



                        $130,022,336


                    AMENDED AND RESTATED


                      CREDIT AGREEMENT


                        dated as of


                     November 29, 1994



                           among


                    Polaroid Corporation


         Morgan Guaranty Trust Company of New York,
                          as Agent


                     ABN AMRO Bank N.V.

                        as Co-Agent

                            and

                  The Banks Listed Herein

                       TABLE  OF  CONTENTS



                                                         Page
                         ARTICLE I
                        DEFINITIONS

SECTION 1.01   Definitions                                 1
        1.02   Accounting Terms and Determinations        14
        1.03   Types of Borrowings                        15


                        ARTICLE II
                        THE CREDITS

SECTION 2.01   Existing Loans                             15
        2.02   Interest Rate Elections                    15
        2.03   Interest Rates                             17
        2.04   Optional Prepayments                       21
        2.05   Prepayments                                22
        2.06   General Provisions as
                 to Payments                              22
        2.07   Funding Losses                             23
        2.08   Computation of Interest                    24
        2.09   Notes                                      24
        2.10   Withholding Tax Exemption                  24


                        ARTICLE III
                        CONDITIONS

SECTION 3.01   Effectiveness                              25
        3.02   Certain Consequences of Effectiveness      27


                        ARTICLE IV
       REPRESENTATIONS AND WARRANTIES OF THE Company

SECTION 4.01   Corporate Existence and Power              27
        4.02   Corporate and Governmental
                 Authorization; No Contravention          27
        4.03   Binding Effect                             28
        4.04   Financial Information                      28
        4.05   Litigation                                 29
        4.06   Compliance with ERISA                      29
        4.07   Taxes                                      30

        4.08   Subsidiaries                               30
        4.09   Not an Investment Company                  30
        4.10   Compliance with Laws                       30
        4.11   No Defaults                                30
        4.12   Possession of Franchises,
                 Licenses, etc                            31
        4.13   Full Disclosure                            31
        4.14   Environmental Matters                      31


                         ARTICLE V
                         COVENANTS

SECTION 5.01   Information                                32
        5.02   Payment of Obligations                     35
        5.03   Maintenance of Property; Insurance         35
        5.04   Conduct of Business and
                 Maintenance of Existence                 36
        5.05   Compliance with Laws                       36
        5.06   Inspection of Property,
                 Books and Records                        36
        5.07   Interest Coverage Ratio                    37
        5.08   Leverage Ratio                             37
        5.09   Minimum Consolidated
                 Adjusted Net Worth                       37
        5.10   Subsidiary Debt                            37
        5.11   Negative Pledge                            38
        5.12   Consolidations, Mergers and
                 Sales of Assets                          40
        5.13   Fiscal Year                                40
        5.14   Use of Proceeds                            40


                        ARTICLE VI
                         DEFAULTS

SECTION 6.01   Events of Default                          40
        6.02   Notice of Default                          43


                        ARTICLE VII
                         THE AGENT

SECTION 7.01   Appointment and Authorization              43
        7.02   Agent and Affiliates                       43
        7.03   Action by Agent                            44
        7.04   Consultation with Experts                  44
        7.05   Liability of Agent                         44

        7.06   Indemnification                            44
        7.07   Credit Decision                            45
        7.08   Successor Agent; Resignations              45


                       ARTICLE VIII
                  CHANGE IN CIRCUMSTANCES

SECTION 8.01   Basis for Determining Interest
                 Rate Inadequate or Unfair                46
        8.02   Illegality                                 46
        8.03   Increased Cost and Reduced Return          47
        8.04   Base Rate Loans Substituted for
                 Affected Fixed Rate Loans                49
        8.05   Substitution of Bank                       49


                         ARTICLE IX
                      INCOME TAXATION

SECTION 9.01  Additional Payments                         50
        9.02  Supplemental Payments                       51
        9.03  Payment Dates                               51
        9.04  Right of Company to Contest                 52
        9.05  Refunds                                     55
        9.06  Request for Qualifying Opinion
                of Counsel                                55
        9.07  Related Definitions                         56


                         ARTICLE X
                       MISCELLANEOUS

SECTION 10.01  Notices                                    59
        10.02  No Waivers                                 59
        10.03  Expenses; Documentary Taxes;
                 Indemnification                          60
        10.04  Sharing of Set-Offs                        60
        10.05  Amendments and Waivers                     61
        10.06  Successors and Assigns                     61
        10.07  Margin Stock Collateral                    63
        10.08  WAIVER OF TRIAL BY JURY                    63
        10.09  Submission To Jurisdiction                 63
        10.10  New York Law                               63
        10.11  Confidentiality                            63
        10.12  Counterparts                               64

Pricing Schedule

Schedule 1 -   Scheduled Prepayments

Exhibit A  -   Note

Exhibit B1 -   Opinion of Cravath, Swaine & Moore,
                 Special Counsel for the Company

Exhibit B2 -   Opinion of Cravath, Swaine & Moore,
                 Special Tax Counsel for the Company

Exhibit B3 -   Opinion of Richard F. deLima,
                 General Counsel of the Company

Exhibit C  -   Opinion of Davis Polk & Wardwell,
                 Special Counsel for the Agent

Exhibit D  -   Assignment and Assumption Agreement

                    AMENDED AND RESTATED
                      CREDIT AGREEMENT


          AMENDED AND RESTATED AGREEMENT dated as of
November 29, 1994 among POLAROID CORPORATION, MORGAN
GUARANTY TRUST COMPANY OF NEW YORK, as Agent, ABN AMRO Bank
N.V., as Co-Agent and the BANKS listed on the signature pages hereof.

                        WITNESSETH:

          WHEREAS, Polaroid Corporation is presently a party to the Existing Credit Agreement (as defined below) under which Loans (as defined in the Existing Credit Agreement) in the aggregate principal amount of $130,022,336 are outstanding on the date hereof;

          WHEREAS, said Loans are securities acquisition loans under Section 133(b)(5) of the Code (as defined below); and

          WHEREAS, Polaroid Corporation desires to amend and restate the Existing Credit Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:


                         ARTICLE I

                        DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms,
as used herein, have the following meanings:

          "Additional Equity" means any capital stock (or options, rights or warrants therefor) issued by the Company after July 3, 1994.

          "Adjusted CD Rate" has the meaning set forth in
Section 2.03(b).

          "Adjusted Consolidated Net Income" means, for any period referred to in Section 5.09, Consolidated Net Income for such period plus 60% of the amount by which the pre-tax consolidated operating income of the Company and its Consolidated Subsidiaries for such period is reduced (or minus 60% of the amount by which it is increased) on a cumulative basis after July 3, 1994 as a result of the effects (other than the initial effect) of the Company's adoption of Statement of Financial Accounting Standards No.
106.

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.03(c).

          "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

          "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with the Company. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Amendment Effective Date" means the date upon which all of the conditions to effectiveness set forth in
Section 3.01 are satisfied.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assessment Rate" has the meaning set forth in
Section 2.03(b).

          "Assignee" has the meaning set forth in Section
10.06(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to
Section 10.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the Base Rate pursuant to the applicable
Notice of Interest Rate Election or pursuant to the provisions of Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrowing" has the meaning set forth in Section
1.03.

          "CD Base Rate" has the meaning set forth in
Section 2.03(b).

          "CD Loan" means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the Adjusted CD Rate pursuant to the applicable Notice of Interest Rate Election.

          "CD Reference Banks" means Fleet Bank of
Massachusetts, N.A., PNC Bank, National Association and
Morgan Guaranty Trust Company of New York.

          "Change in Control" means

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries, (ii) any other Person of voting power pursuant to a revocable proxy, or (iii) any corporation with respect to which, following such acquisition, more than 65% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition, in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

          (b)  individuals who, as of January 1, 1994,
     constituted the Board of Directors of the Company (as of January 1, 1994, the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual becoming a director subsequent to January 1, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 65% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

          (d)  the sale or other disposition of all or
     substantially all the assets of the Company in one transaction or series of related transactions.

          "Co-Agent" means ABN AMRO Bank N.V. in its capacity as Co-Agent hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Company" means Polaroid Corporation, a Delaware corporation, and its successors.

          "Company's 1993 Form 10-K" means the Company's annual report on Form 10-K for Fiscal Year 1993, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

          "Company's Second Quarter 1994 Form 10-Q" means the Company's quarterly report on Form 10-Q for the Fiscal
Quarter ended July 3, 1994, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

          "Consolidated Adjusted Net Worth" means, at any date, the sum of (i) Consolidated Stockholders' Equity as of such date, minus (ii) all write-ups (other than write-ups resulting from foreign currency translations) after July 3, 1994 in the book value of any asset owned by the Company or a Consolidated Subsidiary, minus (iii) the carrying value of all Investments in Unconsolidated Joint Ventures carried as assets on the Company's consolidated balance sheet as of such date, to the extent that the carrying value of such Investments as of such date exceeds $25,000,000, minus (iv) an amount equal to the cumulative net increase (or plus an amount equal to the cumulative net decrease) in Consolidated Net Income after July 3, 1994 attributable to the tax effect of foreign currency translations, plus (v) 60% of the amount by which the pre-tax consolidated operating income of the Company and its Consolidated Subsidiaries is reduced (or minus 60% of the amount by which it is increased) on a cumulative basis after July 3, 1994 as a result of the effects (other than the initial effect) of the Company's adoption of Statement of Financial Accounting Standards No. 106.

          "Consolidated Debt" means, at any date, the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided that "Consolidated Debt" shall exclude Debt incurred by Foreign Subsidiaries for bona fide hedging purposes as permitted by
Section 5.10(a)(iii), to the extent that such hedging Debt is not Guaranteed by the Company or any Domestic Subsidiary and in the aggregate does not exceed 90% of the aggregate cash deposits and Temporary Cash Investments of the Foreign Subsidiaries.

          "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period (excluding any extraordinary item of gain or loss and any gain or loss attributable to the tax impact of foreign currency translations), plus (ii) to the extent deducted in determining Consolidated Net Income for such period, interest expense and federal, state and foreign income taxes, plus (iii) the amount by which the pre-tax consolidated operating income of the Company and its Consolidated Subsidiaries for such period is reduced (or minus the amount by which it is increased) as a result of the effects (other than the initial effect) of the Company's adoption of Statement of Financial Accounting Standards No. 106.

          "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Company and its Consolidated Subsidiaries for such period.

          "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period.

          "Consolidated Stockholders' Equity" means, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as of such date.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "Credit Agreement" has the meaning set forth in
Section 3.02.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
(v) all non-contingent obligations of such Person to reimburse or repay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument (excluding any such obligations which do not arise from a repayment of Debt and are repaid within three Euro-Dollar Business Days after the date incurred),
(vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (but excluding any such Debt in excess of the book value of such asset, unless such Debt is assumed by such Person) and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans"  means CD Loans or Base Rate
Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.03(b).

          "Domestic Subsidiary" means any Subsidiary which is not a Foreign Subsidiary.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees or permits relating to the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances, materials or wastes into the environment or otherwise relating to the treatment, storage or disposal of hazardous substances, materials or wastes or to the remediation thereof.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended or any successor statute.

          "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b), (c) or (m) of the Code.

          "ESOP" means the Polaroid Stock Equity Plan and the trust forming a part thereof.

          "ESOP Specific Tax Factor" has the meaning set forth in Section 2.03(d).

          "Euro-Dollar Business Day" means any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

          "Euro-Dollar Loan" means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the Adjusted London Offered Rate pursuant to the applicable Notice of Interest Rate Election.

          "Euro-Dollar Reference Banks" means the principal
London offices of ABN AMRO Bank N.V., PNC Bank, National
Association and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.03(c).

          "Event of Default" has the meaning set forth in
Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreement" means the $195,197,149
Credit Agreement dated as of June 30, 1992, as heretofore amended, among the Company, the Agent, the Co-Agent and the banks listed therein.

          "Existing Loans" means the Loans made under the Existing Credit Agreement and remaining outstanding on the date hereof.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent (for its own account) on such day on such transactions as determined by the Agent.

          "Fiscal Quarter" means a fiscal quarter of the Company.

          "Fiscal Year" means a fiscal year of the Company.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar
Loans or both.

          "Foreign Subsidiary" means any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any state thereof and no more than 20% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in the United States of America.

           "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as specified in such Notice; provided that:

          (a)  any Interest Period which would
     otherwise end on a day which is not a Euro-Dollar
     Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business
     Day;

          (b)  any Interest Period which begins on the
     last Euro-Dollar Business Day of a calendar month
     (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
     (c) below, end on the last Euro-Dollar Business
     Day of a calendar month; and

          (c) if any Interest Period includes a Scheduled
     Amortization Date but does not begin or end on such date, (i) the principal amount (if any) of each Euro-
     Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each Euro-Dollar Loan shall have an Interest Period as set forth above;

(2) with respect to each CD Borrowing, the period commencing on the date specified in the applicable Notice of Interest
Rate Election and ending 30, 60, 90 or 180 days thereafter, as specified in such Notice; provided that:

          (a)  any Interest Period (other than an
     Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
     and

          (b) if any Interest Period includes a Scheduled
     Amortization Date but does not begin or end on such date, (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each CD loan shall have an Interest Period as set forth above;

(3) with respect to each Base Rate Borrowing, the period commencing on the date specified in the applicable Notice of Interest Rate Election and ending 30 days thereafter;
provided that

          (a)  any Interest Period (other than an
     Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
     and

          (b) if any Interest Period includes a Scheduled Amortization Date but does not begin or end on such date, (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each Base Rate Loan shall have an Interest Period as set forth above.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise; provided that the term
"Investment" shall not include any securities of or claims with respect to any account debtor received in any compromise or settlement of any account receivable.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.03(c).

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

          "Moody's" means Moody's Investors Service, Inc.
and its successors.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans made to it, and "Note" means any one of such promissory notes outstanding on the Amendment Effective Date or subsequently issued hereunder.

          "Notice of Interest Rate Election" has the meaning set forth in Section 2.02(b).

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section
10.06(b).

          "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Percentage Share" means with respect to each Bank, the percentage determined by dividing the principal amount of Loans set forth opposite its name on the signature pages hereof by $130,022,336; provided that the Percentage Share of a Bank that is a Substitute Bank referred to in
Section 8.05 or an Assignee referred to in Section 10.06(c) shall be a proportionate part of the Percentage Share of the relevant Affected Bank or transferor Bank equal to the proportion of its outstanding Loans acquired by such Substitute Bank or Assignee, as the case may be.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either
(i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Schedule" means the Pricing Schedule attached hereto.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
New York City from time to time as its Prime Rate.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks holding
Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Scheduled Amortization Date" means a date on which the Loans are scheduled to be prepaid pursuant to
Section 2.05(a).

          "Subsidiary" means any corporation or other entity (except an Unconsolidated Joint Venture) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Substitute Bank" has the meaning set forth in
Section 8.05.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated A1 or higher by S&P and P1 or higher by Moody's, (iii) demand or time deposits with, including certificates of deposit and bankers' acceptances issued by, any Qualifying Bank (as defined below), (iv) repurchase agreements with respect to securities described in clause (i) above entered into with any Qualifying Bank (or, to the extent that the party making such Investment has a perfected security interest in the securities subject to such repurchase agreements, with securities broker-dealers of nationally recognized standing), (v) debt securities rated in one of the two highest categories by a nationally recognized credit rating agency and (vi) in the case of Investments made by any Foreign Subsidiary, obligations, deposits and repurchase agreements comparable to those specified in clauses (i),
(iii) and (iv) above (except that such obligations may be issued or guaranteed by the country in which such Foreign Subsidiary is located and such deposits and repurchase agreements may be made with comparable banks and trust companies located in such countries), provided in each case that such Investment matures (or permits the holder thereof at its option to require repayment or repurchase thereof) within two years from the date of acquisition thereof by the Company or a Subsidiary. As used in this definition, "Qualifying Bank" means (i) any office located in the United States of any Bank or (ii) any office located in the United States of any other bank or trust company (A) whose long-term debt securities are rated in one of the two highest categories by a nationally recognized credit rating agency or (B) which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000.

          "Termination Date" means June 30, 1997, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Type" means, with respect to any Loan, whether such Loan is a Base Rate Loan, a CD Loan or a Euro-Dollar
Loan.

          "Unconsolidated Joint Venture" means at any time any Person in which the Company or one or more of its Consolidated Subsidiaries has an equity investment which, if material, would be accounted for under the equity accounting method on the financial statements of the Company and its Consolidated Subsidiaries, if such statements were prepared as of such time.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan based on the assumptions used for purposes of determining required contributions to the Plan, as determined in the Plan's most recent actuarial valuation, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, as determined as of the then most recent valuation date for such Plan.

          "Wholly-Owned Consolidated Subsidiary" means any
Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except qualifying shares) are at the time directly or indirectly owned by the Company.

          SECTION 1.02.  Accounting Terms and
Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect in the United States from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant contained in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend any such covenant for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

          SECTION 1.03. Types of Borrowings. (a) When used with respect to Loans outstanding at any time, the term "Borrowing" refers to the portion of the aggregate principal amount of the Loans then outstanding which bear interest of a specific Type for a specific Interest Period pursuant to a Notice of Interest Rate Election. Each Bank's share of each Borrowing is referred to herein as a separate "Loan."

          (b) Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans, while a Base Rate Borrowing is a Borrowing comprised of Base Rate Loans).


                         ARTICLE II

                        THE CREDITS

          SECTION 2.01. Existing Loans. The Borrower and each Bank, severally, agree that such Bank has Existing
Loans outstanding to the Borrower on the date of this Amended and Restated Agreement in the principal amount set forth opposite such Bank's name on the signature pages of this Amended and Restated Agreement.

          SECTION 2.02.  Interest Rate Elections.  (a)  The
Company may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing
(excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article
VIII), as follows:

          (i)  if such Loans are Base Rate Loans, the
     Company may elect to designate such Loans as CD
     Loans or Euro-Dollar Loans, may elect to continue such Loans as Base Rate Loans for an additional
     Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD
     Loans and Euro-Dollar Loans;

         (ii)  if such Loans are CD Loans, the Company
     may elect to designate such Loans as Base Rate
     Loans or Euro-Dollar Loans, may elect to continue such Loans as CD Loans for an additional Interest
     Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and
     Euro-Dollar Loans; and

        (iii) if such Loans are Euro-Dollar Loans, the Company may elect to designate such Loans as Base
     Rate Loans or CD Loans, may elect to continue such Loans as Euro-Dollar Loans for an additional
     Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD
     Loans and Euro-Dollar Loans.

Notwithstanding the foregoing, the Company may not elect an Interest Period for CD Loans or Euro-Dollar Loans unless the aggregate outstanding principal amount of such Loans to which such Interest Period will apply is at least
$10,000,000.

          (b) Any election permitted by subsection (a) of this Section may become effective on any Euro-Dollar Business Day specified by the Company (the "Election Date"). Each such election shall be made by the Company by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:00 A.M. (New York City time) on (x) the Election Date, if all the resulting Loans will be Base Rate Loans, (y) the second Domestic Business Day before the Election Date, if the resulting Loans will include CD Loans but not Euro-Dollar Loans, and (z) the third Euro-Dollar Business Day before the Election Date, if the resulting Loans will include Euro-Dollar Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

          (i)  the Election Date;

         (ii)  if the Type of Loan is to be changed,
     the new Type of Loan and, if such new Type is a CD
     Loan or Euro-Dollar Loan, the duration of the first Interest Period applicable thereto;

        (iii)  if such Loans are CD Loans or
     Euro-Dollar Loans and the Type of such Loans is to be continued for an additional or different
     Interest Period, the duration of such additional or different Interest Period; and

         (iv)  if such Loans are to be designated as a
     combination of Base Rate Loans, CD Loans and
     Euro-Dollar Loans, the information specified in clauses (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

          (c)  Upon receipt of a Notice of Interest Rate
Election, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of each Borrowing specified therein, and such notice shall not thereafter be revocable by the Company.

          (d)  If the Company (i) fails to deliver a timely
Notice of Interest Rate Election to the Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then the Company shall be deemed to have given the Agent a Notice of Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, with an Interest Period commencing on the last day of the then current Interest
Period.

          SECTION 2.03.  Interest Rates.  (a)  Each Base
Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is changed to a Base Rate Loan until it becomes due (or is changed to a different type of Loan), at a rate per annum equal to the product of (i) the ESOP Specific Tax Factor in effect for such day multiplied by (ii) the Base Rate for such day. Such interest shall be payable for each Interest
Period on the last day thereof.

          (b)  Each CD Loan shall bear interest on the
outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the product of (i) the ESOP Specific Tax Factor in effect for such day multiplied by (ii) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
         ACDR   =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
          DRP   =  Domestic Reserve Percentage
          AR    =  Assessment Rate

     __________
     * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%.

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the

Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Subject to Section 3.02(c), each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the product of (i) the ESOP Specific Tax Factor in effect for such day multiplied by (ii) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) For purposes of calculating interest rates pursuant to this Section 2.03, the term "ESOP Specific Tax
Factor" means the percentage determined pursuant to the following formula:

                      100% - TR
               -------------------------
               100% - [TR x (100% - ER)]

For purposes of the foregoing formula:

               "ER" means 50% as of the date hereof and, as of any relevant date hereafter, a percentage equal to the percentage of interest with respect to a securities acquisition loan, within the meaning of Section 133(b) of the Code, that would be excludable at such time from Federal Gross Income by a recipient that is listed on the signature pages hereof and is an entity described in Section 133(a) of the Code.

               "TR" means 35% as of the date hereof and, as of any relevant date hereafter, the maximum marginal rate of tax generally applicable to corporations with respect to their Federal Gross Income.

The ESOP Specific Tax Factor will be rounded to the nearest one-tenth of 1% (with five-tenths to be rounded up). The parties agree that the ESOP Specific Tax Factor is 78.8% as of the Amendment Effective Date.

          (e) Any overdue principal of and interest on any Loan of any Bank shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of (i) 2% plus (ii) the product of the ESOP Specific Tax Factor in effect for such day multiplied by the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the relevant Banks by telex, facsimile or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply.

          SECTION 2.04. Optional Prepayments. (a) The Company may, upon notice to the Agent given not later than 10:00 A.M. (New York City time) on (i) the date of prepayment of any Base Rate Borrowing, (ii) the second Domestic Business Day prior to the date of prepayment of any CD Borrowing and (iii) the third Euro-Dollar Business Day prior to the date of prepayment of any Euro-Dollar Borrowing, prepay any such Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or a larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such notice of prepayment shall specify which outstanding Borrowing is to be prepaid in connection therewith; provided that, if any such optional prepayment is to be made on the same day as a mandatory prepayment required by Section 2.05(a) hereof, the amount of such optional prepayment may be any amount specified by the Company in the applicable notice of prepayment.

          (b) Any optional prepayment of the Loans pursuant to this Section shall be applied pro rata to reduce the amount of each subsequent scheduled prepayment of the Loans;

provided that the Company may elect, by so specifying in the notice of any such prepayment, to apply such prepayment either (A) first, to reduce the amount of the next scheduled prepayment of the Loans, until reduced to zero, and second, to reduce the amount of all subsequent scheduled prepayments of the Loans pro rata or (B) first, to reduce the amount of the final scheduled prepayment of the Loans, until reduced to zero, and second, to reduce the amount of all other unpaid scheduled prepayments of the Loans pro rata.

          (c)  Upon receipt of a notice of prepayment
pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Company. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          SECTION 2.05.  Prepayments.  (a)  On each of the
applicable dates listed in Schedule 1 hereto, the Company shall prepay the Loans in the applicable aggregate principal amount set forth opposite such date in Schedule 1, as adjusted pursuant to subsection (b) of Section 2.04.

          (b) On the date of each prepayment of Loans pursuant to this Section or to Section 2.04, the Company shall pay interest accrued on the principal amount prepaid to the date of prepayment.

          (c) Prior to the date of each mandatory prepayment pursuant to this Section or each optional prepayment pursuant to Section 2.04, the Company shall, by notice to the Agent given not later than 10:00 A.M. (New York City time) on (i) the date of prepayment of any Base Rate Borrowing, (ii) the second Domestic Business Day prior to the date of prepayment of any CD Borrowing and (iii) the third Euro-Dollar Business Day prior to the date of prepayment of any Euro-Dollar Borrowing, select which outstanding Borrowings are to be prepaid. Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Company. Each such prepayment shall be applied to prepay ratably the respective Loans included in the Borrowings so selected.

          SECTION 2.06.  General Provisions as to Payments.
(a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York
City, to the Agent at its address referred to in Section

10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due from the Company to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.07. Funding Losses. If (i) the Company makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, (ii) the Type of any CD Loan or Euro-Dollar Loan or the Interest Period applicable to any such Loan is changed pursuant to Section 2.02 or Article VIII on any day other than the last day of an Interest Period applicable to such Loan, (iii) the Company prepays any Loan after a Notice of Interest Rate Election electing to continue such Loan as, or to change it to, a CD Loan or Euro-Dollar Loan has been given to any Bank in accordance with Section 2.02 but before the Interest Period specified therein begins, or (iv) the Company requires a Bank to assign its rights with respect to any CD Loan or Euro-Dollar Loan to a Substitute Bank pursuant to Section 8.05 on any day other than the last day of an Interest Period applicable to such Loan, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, change, failure to borrow or assignment, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.08. Computation of Interest. Interest shall be computed on the basis of a year of 360 days (except that interest on any Loan which bears interest during any period at the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.09. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Company and the Agent, direct that its Loans of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be substantially in the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Company so to endorse its Notes and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

          SECTION 2.10. Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent, at least one Domestic Business Day before interest or fees first become payable hereunder for the account of such Bank, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, in either case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                        ARTICLE III

                         CONDITIONS

          SECTION 3.01.  Effectiveness.  This Amended and
Restated Agreement shall become effective on the date (the
"Amendment Effective Date") on which all of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

          (a)  receipt by the Agent of counterparts of
     this Amended and Restated Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b)  receipt by the Agent of opinions of
     Cravath, Swaine & Moore, special counsel for the

     Company, and Richard F. deLima, Vice President,
     Secretary and General Counsel of the Company, collectively to the effect and substantially in the form of Exhibits B-1 and B-3 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required
     Banks may reasonably request;

          (c)  receipt by the Agent of an opinion of
     Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d)  receipt by the Agent of a certificate
     signed by the Vice President and Treasurer and the Vice President and General Counsel of the Company to the effect that on and immediately after the Amendment Effective Date, no Default shall have occurred and be continuing and that the representations and warranties of the Company contained in this Amended and Restated Agreement are true on and as of the Amendment Effective
     Date;

          (e) receipt by the Agent of (i) a certificate signed by the Vice President, Secretary and General Counsel of the Company to the effect that (A) the ESOP is an employee stock ownership plan within the meaning of Section 4975 of the Code and the regulations thereunder, is qualified under Section 401(a) of the Code, has been duly adopted and is in full force and effect, (B) the trust forming part of the ESOP has been duly constituted in accordance with a valid and binding trust instrument, is validly existing, is qualified under Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code, (C) the Loans qualify as securities acquisition loans within the meaning of
     Section 133(b) of the Code, (D) the repayment terms of the Company's loan to the ESOP are "substantially similar" (within the meaning of Section 133 (b)(3)(A) of the Code) to the repayment terms of the Loans and
     (ii) an opinion of Cravath, Swaine & Moore, special tax counsel to the Company, substantially in the form of Exhibit B-2 hereto; and

          (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Amended and Restated
     Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The opinions and certificates referred to in clauses (b),
(c), (d) and (e) of this Section shall be dated the Amendment Effective Date. The Company instructs each of the counsel referred to in clause (b) and clause (e) of this Section to prepare the opinions referred to in clauses (b) and (e) and to deliver them to the Agent for its benefit and the benefit of the Agent and the Banks. The Agent shall promptly notify the other parties hereto of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02.  Certain Consequences of
Effectiveness. Upon the effectiveness of this Amended and Restated Agreement on the Amendment Effective Date the parties hereto agree that:

          (a) as used herein and in the Notes the terms "Credit Agreement", "this Agreement", "hereof", "herein" and "hereunder" shall refer to the $195,197,149 Credit Agreement dated as of June 30, 1992 among the Company, the Agent, the Co-Agent and the banks listed therein, as the same has been amended and in effect from time to time prior to the Amendment Effective Date, as the same is amended and restated by this Amended and Restated Agreement, and as the same may be amended and in effect from time to time after the Amendment Effective Date in accordance with Section 10.05;

          (b) the Notes already issued and outstanding on the Amendment Effective Date shall continue to evidence the Loans made and outstanding under the Credit Agreement; and

          (c) such Loans shall bear interest on and after the Amendment Effective Date at the rates specified in
Section 2.03 of this Amended and Restated Agreement, it being understood that interest accrued for any period prior to the Amendment Effective Date shall be payable at the rates then in effect under the Existing Credit Agreement.

                         ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE Company

          The Company represents and warrants that:

          SECTION 4.01.  Corporate Existence and Power.  The
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution and delivery by the Company of this Agreement and its Notes and the performance of its obligations hereunder and thereunder (i) are within the Company's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official, and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 4.03.  Binding Effect.  This Agreement
constitutes a valid and binding agreement of the Company and the Company's Notes constitute valid and binding obligations of the Company.

          SECTION 4.04.  Financial Information.

          (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick and set forth in the Company's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of July 3, 1994 and the related unaudited consolidated statements of earnings, cash flows and changes in common stockholders' equity for the six months then ended, set forth in the Company's Second Quarter 1994 Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

          (c) Since July 3, 1994 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated
Subsidiaries, considered as a whole.

          SECTION 4.05.  Litigation.  (a)  Except as
disclosed in the Company's 1993 Form 10-K and the Company's Second Quarter 1994 Form 10-Q, there is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, in either case (A) which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (B) which could materially adversely affect the ability of the Company to perform any of its obligations under this Agreement or its Notes.

          (b) There is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, in either case which in any manner draws into question the validity of this Agreement or the Notes.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien under Section 412(n) of the Code or the posting of a bond or other security under Section 401(a)(29) of the Code (including, in the case of both
Section 412(n) and 401(a)(29) of the Code, the similar subsections of Section 302 and 307 of ERISA) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that has not been paid or satisfied prior to the date hereof.

          SECTION 4.07.  Taxes.  United States Federal
income tax returns of the Company and its Subsidiaries (other than Foreign Subsidiaries) have been examined and closed through the Fiscal Year ended December 31, 1988. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except to the extent that such assessment is being contested by the Company or any Subsidiary in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company adequate.

          SECTION 4.08.  Subsidiaries.  Each of the
Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.09.  Not an Investment Company.  The
Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations, other than laws, rules or regulations (i) the validity or applicability of which the Company or such Subsidiary is contesting in good faith or (ii) the failure to comply with which cannot reasonably be expected to have consequences which would materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.11. No Defaults. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or the ability of the Company to perform in any material respect its obligations under this Agreement or its Notes.

          SECTION 4.12. Possession of Franchises, Licenses, etc. The Company and its Subsidiaries own or possess all franchises, patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary in any material respect for the ownership and operation of their respective properties and businesses, and neither the Company nor any of its Subsidiaries is in violation of any provision thereof in any respect that could reasonably be expected to have a materially adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.13. Full Disclosure. All information heretofore furnished by the Company or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by the Company or any Subsidiary to the Agent or any Bank will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts known to any officer of the Company which materially and adversely affect or may materially and adversely affect (to the extent the Company can now reasonably foresee) the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.14. Environmental Matters. Except with respect to any matter disclosed under the heading "Environmental Compliance" in the Company's 1993 Form 10-K, the Company reasonably believes the costs of compliance with Environmental Laws and associated liabilities, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, provided that the inclusion of such exception does not indicate that any such matter will have such a material adverse effect.


                         ARTICLE V

                         COVENANTS

          The Company agrees that, so long as any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  The Company will
deliver to each of the Banks:

          (a)  as soon as available and in any event
     within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on (in a manner acceptable to the Securities and Exchange
     Commission for use in filings under the Exchange
     Act) by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

          (b)  as soon as available and in any event
     within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for such Fiscal
     Quarter and for the portion of such Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter in, and the corresponding portion of, the previous Fiscal
     Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses
     (a) and (b) of this Section, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail such calculations as are required to establish whether the Company was in compliance with the requirements of Sections 5.07 through 5.11, inclusive, on the date of such financial statements, (ii) stating whether, to the knowledge of such officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto, (iii) stating whether, to the knowledge of such officer, since the date of the most recent previous delivery of financial statements pursuant to clause (a) or (b) of this Section, there has been any material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change, and (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to clause (a) or (b) of this Section, there has been a material change in the generally accepted accounting principles applied in preparing the financial statements being delivered and, if so, describing such change and the effect thereof;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause
     (a) of this Section, a statement of the firm of independent public accountants which reported on such statements (i) stating that its audit examination has included a review of the terms of this Agreement as they relate to financial or accounting matters, (ii) stating whether anything has come to its attention to cause it to believe that any Default existed on the date of such statements and (iii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) of this Section;

          (e)  within five days after any executive
     officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (f) promptly upon any change in any relevant rating described in the Pricing Schedule, a certificate of the chief financial officer, chief accounting officer or treasurer of the Company reporting such change and stating the date on which such change was publicly announced by the relevant rating agency;

          (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

          (i)  if and when any member of the ERISA
     Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event that was given or that should have been given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer
     Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under title IV of ERISA of an intent to terminate, impose liability
     (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit
     Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take or (viii) receives a completed actuarial valuation report relating to any Plan or Plans a copy of such report (but only if and to the extent that delivery of copies thereof is requested by the Agent); and

          (j)  from time to time such additional
     information regarding the business, financial position or results of operations of the Company or any of its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02.  Payment of Obligations.  The
Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03.  Maintenance of Property; Insurance.
(a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $80,000,000, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Banks may reasonably request; provided that the Company shall not be required to maintain insurance specified in this subsection (A) if an independent insurance broker, agent or other representative reasonably satisfactory to the Required Banks shall certify to the Banks that such requirement with respect to such insurance cannot be complied with in a recognized insurance market of the United States or of any other country by reason of (x) the unavailability to companies of established repute engaged in the same or a similar business of insurance with respect to one or more risks so required to be insured against or (y) the amount of insurance so required to be maintained, or (B) with respect to any assets sold by the Company, for events occurring after the sale of such assets. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Banks may approve in writing. The Company will deliver to the Banks upon request of any Bank through the Agent from time to time full information as to the insurance carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence (except as permitted under Section 5.12 and except for the liquidation of any Subsidiary) and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

          SECTION 5.05.  Compliance with Laws.  The Company
will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental
Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance would not have a material adverse effect on the Company and its Subsidiaries, considered as a whole.

          SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions relating to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. Interest Coverage Ratio. At the end of each Fiscal Quarter, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, in each case for the four consecutive Fiscal Quarters then ended, will not be less than 3.00 to 1.

          SECTION 5.08.  Leverage Ratio.  The ratio of (i)
Consolidated Debt to (ii) Consolidated Adjusted Net Worth will not exceed 1.15 to 1 at any time.

          SECTION 5.09. Minimum Consolidated Adjusted Net Worth. (a) At no time will Consolidated Adjusted Net Worth be less than Minimum Consolidated Adjusted Net Worth. "Minimum Consolidated Adjusted Net Worth" means $625,000,000 as such amount is adjusted from time to time pursuant to subsection (b) of this Section.

          (b) Minimum Consolidated Adjusted Net Worth shall be adjusted from time to time as follows:

          (i) at the end of each Fiscal Quarter ending after July 3, 1994, permanently increased (but not decreased) by the amount (if any) necessary so that cumulative increases pursuant to this clause
     (i) equal 50% of Adjusted Consolidated Net Income for the period beginning on July 4, 1994 and ending at the end of such Fiscal Quarter;

         (ii) increased on the date of any determination of Minimum Consolidated Adjusted Net Worth (for purposes of such determination only) by the amount (if any) by which $50,000,000 exceeds the sum of all payments made by the Company, after July 3, 1994 and on or before such date of determination, to purchase its common stock; and

        (iii) permanently increased, on the date of any issuance of Additional Equity after July 3, 1994, by an amount equal to 50% of any increase in Consolidated Adjusted Net Worth attributable to such issuance of Additional Equity.

          SECTION 5.10.  Subsidiary Debt.  (a) The Company
will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:

          (i)  Debt outstanding under this Agreement
     and the Notes;

          (ii)  Debt owing to the Company or to a
     Subsidiary;

          (iii) Debt incurred by any Foreign Subsidiary for bona fide hedging purposes in an aggregate principal amount at any one time outstanding for all Foreign Subsidiaries not exceeding
     $250,000,000;

          (iv) Guarantees by Foreign Subsidiaries of
     Debt specified in clause (iii) above;

          (v) Debt incurred by any Foreign Subsidiary, the proceeds of which are used to pay amounts owing to the Company, in an aggregate principal amount at any one time outstanding for all Foreign Subsidiaries not exceeding $35,000,000; and

          (vi)  additional Debt, not otherwise
     permitted under this Section, in an aggregate principal or face amount outstanding at any time not exceeding $10,000,000.

          (b)  The Company will not permit any of its
Subsidiaries to issue or permit to be outstanding any preferred stock of such Subsidiary other than preferred stock owned by the Company or by a Wholly-Owned Consolidated
Subsidiary.

          SECTION 5.11.  Negative Pledge.  Neither the
Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (other than treasury stock of the Company), except:

          (a)  Liens on any asset of a Foreign
     Subsidiary securing (i) Debt described in Section
     5.10(a)(iii) or (ii) Guarantees described in
     Section 5.10(a)(iv);

          (b)  any Lien existing on any asset of any
     corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c)  any Lien on any asset securing Debt
     incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring or improving such asset (including any Lien on any asset deemed to exist by reason of the second sentence of the definition of Lien); provided that such Lien attaches (or is so deemed to attach) to such asset concurrently with or within 90 days after the acquisition or completion of the improvement thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (e)  any Lien existing on any asset prior to
     the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g)  Liens for taxes not delinquent or being
     contested in good faith and by appropriate proceedings;

          (h)  deposits or pledges to secure
     obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

          (i)  mechanics', workers', materialmen's or
     other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

          (j)  Liens arising in the ordinary course of
     its business which (i) do not secure Debt, (ii) do not secure any monetary obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

          (k)  Liens not otherwise permitted by the
     foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed the higher of (i)
     $30,000,000 and (ii) 5% of Consolidated Adjusted
     Net Worth.

          SECTION 5.12.  Consolidations, Mergers and Sales
of Assets. (a) The Company will not (i) consolidate with or merge with or into any other Person (other than in a transaction in which the Company is the surviving corporation; provided that immediately after giving effect to such merger or consolidation no Default shall have occurred and be continuing) or (ii) sell, assign, lease, transfer or otherwise dispose of, directly or indirectly, all or substantially all of its assets to any other Person.
The Company will not permit any of its Subsidiaries to consolidate with or merge with or into any Person unless the Company or a Subsidiary is the corporation surviving such consolidation or merger.

          (b) The Company will not, and will not permit any of its Subsidiaries to, sell, assign, lease, transfer or otherwise dispose of any assets if the consideration received for such assets is less than the fair market value thereof.

          SECTION 5.13.  Fiscal Year.  The Company will not
change its Fiscal Year from the calendar year.

          SECTION 5.14.  Use of Proceeds.  The proceeds of
the Loans will be used by the Company for working capital and other general corporate purposes. None of such proceeds will be used in violation of any applicable law or regulation.


                         ARTICLE VI

                          DEFAULTS


          SECTION 6.01.  Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

          (a)  any principal of any Loan shall not be
     paid when due or any interest on any Loan, any fee or any other amount payable hereunder shall not be paid within three Domestic Business Days after the due date thereof;

          (b)  the Company shall fail to observe or
     perform any covenant contained in Section 5.01(e) or Sections 5.07 to 5.14, inclusive;

          (c)  the Company shall fail to perform any
     covenant contained in Section 5.01(a) or (b) and such failure shall continue for five days;

          (d) the Company or any Subsidiary shall fail to observe or perform any covenant or agreement on its part contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

          (e)  any representation, warranty,
     certification or statement made by the Company or any Subsidiary in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made);

          (f) the Company or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes) when due and such failure shall continue for more than any expressly applicable period of grace with respect thereto, and the aggregate principal amount of such Debt and any Debt referred to in clause (g) below is at least
     $10,000,000;

          (g) the Company or any Subsidiary shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument
     (other than this Agreement or the Notes) by which it is bound evidencing or securing or relating to any Debt or any other condition or event shall occur, if the effect thereof is to accelerate the maturity thereof or to permit the holder or holders of such Debt or a trustee or other representative acting on their behalf to cause or declare acceleration of the maturity thereof, and the aggregate principal amount of such Debt and any Debt referred to in clause (f) above is at least $10,000,000;

          (h)  the Company or any Subsidiary shall
     commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (except in the case of a Foreign Subsidiary being liquidated for reasons other than insolvency) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (i)  an involuntary case or other proceeding
     shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;
     or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multi-employer Plans which could cause one or more members of the ERISA Group to incur a payment obligation payable in the current year in excess of $10,000,000;

          (k)  a final and unappealable judgment or
     order for the payment of money in excess of $10,000,000 (excluding any portion thereof covered by insurance and as to which the insurance company has admitted liability) shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; provided that, if such judgment or order permits amounts to be paid over a greater period of time, such judgment or order may continue unsatisfied as to such amounts for such greater period; or

          (l)  a Change in Control shall have occurred;

then, and in every such event, the Agent shall, if requested by Banks holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that if any Event of Default specified in clause (h) or (i) above occurs with respect to the Company, then, without any notice to the Company or any other act by the Agent or the Banks, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          SECTION 6.02.  Notice of Default.  The Agent
shall, promptly upon being requested to do so by any Bank, give notice to the Company under Section 6.01(d) and thereupon notify all the Banks thereof.

                        ARTICLE VII

                         THE AGENTS

          SECTION 7.01.  Appointment and Authorization.
Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to it by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02.  Agent and Affiliates.  Morgan
Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate as if it were not the Agent hereunder.

          SECTION 7.03.  Action by Agent.  The obligations
of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor the Co-Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request or direction of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor the Co-Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or any Subsidiary; (iii) the satisfaction of any condition specified in Article III, except, in the case of the Agent, receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06.  Indemnification.  Each Bank shall,
ratably in accordance with its Percentage Share, indemnify the Agent and the Co-Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (collectively, "Liabilities") that the Agent or the Co-Agent may suffer or incur in connection with this Agreement or any action taken or omitted by it hereunder, except any Liability resulting from its gross negligence or willful misconduct.

          SECTION 7.07.  Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon the Agent or the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent; Resignations. (a) The Agent may resign at any time (effective upon acceptance of its appointment by a successor Agent) by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, with the consent of the Company (if no Default shall have occurred and be continuing), which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank, if a Bank is able and willing to serve as Agent, or, if no Bank is able and willing to serve as Agent, a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.

          (b) The Co-Agent may resign at any time by giving notice of its resignation to the Banks and the Company.

          (c) After any retiring Agent or Co-Agent resigns hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Co-Agent, as the case may be.


                        ARTICLE VIII

                  CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

          (a)  the Agent is advised by the Reference
     Banks that deposits in U.S. dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b)  Banks holding Notes evidencing 50% or
     more of the aggregate principal amount of the outstanding Loans advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank
     Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the right of the Company to elect to have Loans bear interest at a rate based on the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, shall be suspended and (ii) each outstanding Loan of the relevant Type shall begin bearing interest at the rate applicable to Base Rate Loans on the last day of the then current Interest Period applicable thereto, notwithstanding any prior election by the Company to the contrary.

          SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to the Company and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies such Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Company shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank or contrary to its policies. If such notice is given, all Euro-Dollar Loans of such Bank to such Company then outstanding shall begin bearing interest at the rate applicable to Base Rate Loans, notwithstanding any prior election by such Company to the contrary, either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loans if such Bank may lawfully continue to maintain and fund such Loans at the rate applicable to Euro-Dollar Loans to such day or
(b) immediately if such Bank may not lawfully continue to maintain and fund such Loans at the rate applicable to Euro-Dollar Loans to such day (in which case such Company shall reimburse such Bank for any resulting loss or expense as provided in Section 2.07).

          SECTION 8.03.  Increased Cost and Reduced Return.
(a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive
(whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i)  shall subject any Bank (or its
     Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate
     Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending
     Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending
     Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable
     Lending Office is located); or

         (ii)  shall impose, modify or deem applicable
     any reserve, special deposit or similar
     requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve
     Percentage and (B) with respect to any Euro-Dollar
     Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable
     Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United
     States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan to the Company, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), such Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change or compliance with any such request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank or contrary to its policies. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. The Company shall not be obligated to compensate any Bank pursuant to this Section for increased costs or reduced return accruing prior to the date which is 18 months before such Bank requests compensation; provided that if any law, rule or regulation, or interpretation or administration thereof, or any request or directive giving rise to increased costs or reduced returns has retroactive effect, such Bank shall be entitled to claim compensation hereunder for the period commencing on such date of retroactive effect through the date of adoption or change or promulgation thereof without regard to the foregoing limitation.

          SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to the Company has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation from the Company under Section 8.03(a) and such Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans of such Bank to such Company which would otherwise bear interest at the rate applicable to CD Loans or Euro-Dollar Loans, as the case may be, shall instead bear interest at the rate applicable to Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), notwithstanding any prior election by such Company to the contrary.

          SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank (or any Participant in its Loans) has demanded compensation under Section 8.03, the Company shall have the right to seek a bank or banks ("Substitute Banks"), which may be one or more of the Banks or one or more other banks satisfactory to the Agent, to purchase the Notes of such Bank (the "Affected Bank") and, if the Company locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Loans outstanding in the principal amount so assigned to such Substitute Bank.


                         ARTICLE IX

                      INCOME TAXATION

          SECTION 9.01.  Additional Payments.  If at any
time (whether before or after payment of the Notes evidencing the Loans) a Gross-Up Event shall occur with respect to any Indemnitee, the Company will pay to such Indemnitee in immediately available funds at the time or times specified in Section 9.03(a) an amount equal to the sum of (a) and (b) below:

     (a)  an amount equal to the excess of


          (i)  the amount of interest which would have
     been payable on the unpaid principal amount of such Indemnitee's Note during the Additional
     Payment Period if such Note had borne interest at a rate per annum equal to the Taxable Rate, over

         (ii)  the amount of interest actually paid or
     payable on such Indemnitee's Note during the Additional Payment Period (excluding any additional interest on overdue amounts paid or payable pursuant to Section 2.03(e)); and

          (b)  the sum of

          (i)  the amount of any interest and of any
     penalties, additions to tax and additional amounts payable under Chapter 68 of the Code (such penalties, additions to tax and additional amounts being referred to as "Additions to Tax") which are deductible for Federal income tax purposes, payable to the United States and attributable to the exclusion of less than the Statutory Exclusion of the interest referred to in Section 9.01(a)(ii) from the Federal Gross Income of such Indemnitee;
     and

         (ii)  an amount which, after giving effect to
     all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any Federal, state or local governmental or other taxing authority (such taxes to be calculated at the maximum statutory rate applicable to such Indemnitee, after taking into account deductions attributable to imposition of state and local taxes), shall be equal to the amount of any interest or Additions to Tax which are not deductible for Federal income tax purposes and which are payable to the United States as a consequence of excluding the Statutory Exclusion of the interest referred to in Section 9.01(a)(ii) from the Federal Gross Income of such Indemnitee.

          SECTION 9.02. Supplemental Payments. If at any time (whether before or after payment of the Notes evidencing the Loans) a Change of Law shall occur with respect to any Indemnitee, the Company will pay to such Indemnitee in immediately available funds at the time or times specified in Section 9.03(b) an amount with respect to the applicable Supplemental Payment Period which, after giving effect to all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any Federal, state or local governmental or other taxing authority, shall be equal to any tax related to such

Indemnitee's Note which arises (and for this purpose tax arises, or shall be deemed to arise, among other events, as a result of a reduction in any Tax Allowance) solely as a result of such Change of Law (all such taxes to be calculated at the maximum statutory rate applicable to such Indemnitee after taking into account deductions attributable to the imposition of state and local taxes).

          SECTION 9.03.  Payment Dates.  (a)  Payments under
Section 9.01 attributable to the period for which interest on an Indemnitee's Note has become due and payable shall be paid by the Company promptly on demand by an Indemnitee, and payments under Section 9.01 attributable to any subsequent period shall be payable on each date thereafter on which interest on such Indemnitee's Note is due and payable.

          (b) If the Company becomes obligated to make payments to an Indemnitee pursuant to Section 9.02, such Indemnitee shall notify the Company (i) of the amount that is payable in respect of such portion of the Supplemental
Payment Period as had elapsed prior to the date such notice is given, which sum shall be due and payable within 30 days after the date of such notice, and (ii) at least annually, of the amount that will be payable on such date or dates thereafter as set forth in such notice (each of which shall be at least 30 days after the date of such notice).

          (c)  The computation of any amount payable under
Section 9.01(b)(ii) or 9.02 shall be made in good faith by such Indemnitee, conclusive absent manifest error, and delivered to the Company, and the Company shall have no right to examine the Federal income tax returns or any other returns, documents or records of such Indemnitee with respect thereto. If the Company shall fail to pay any amount payable under Section 9.01 or 9.02 on the due date pursuant to this Section, the Company shall also pay, to the extent lawful, interest on such unpaid amount at a rate per annum based on the Base Rate plus 2% from such date until such amount is paid.

          SECTION 9.04. Right of Company to Contest. (a) Each Indemnitee that receives any inquiry from the Internal Revenue Service (including a revenue agent's report or notice of proposed adjustments) questioning the exemption from Federal Gross Income of the Statutory Exclusion of the interest accrued or received on such Indemnitee's Note shall promptly notify the Company of such inquiry and shall provide the Company with all information available to such Indemnitee with respect to such inquiry. Each Indemnitee shall afford the Company an opportunity to discuss such inquiry with the Internal Revenue Service and to make any written submissions to the Internal Revenue Service which the Company deems desirable; provided that, if such Indemnitee shall, in good faith and in its sole discretion, determine that the commencement or continuance of any such discussions or submissions by the Company would extend the audit or review of such Indemnitee's Federal income tax return for any taxable year beyond the period such audit or review would require but for the commencement or continuance of such discussions or submissions, then, upon receipt of notice by the Company from such Indemnitee to such effect, the Company shall have no further right to commence or continue such discussions or submissions, and such Indemnitee shall have the right to cause such audit or review to be closed.

          (b)  If any Indemnitee receives a notice of
deficiency that allows the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income and such Indemnitee determines in its sole discretion not to pay the deficiency, it shall promptly notify the Company of its determination and shall, at the request of the Company, file a petition in the Tax Court and permit the Company to control the conduct of the proceeding before the Tax Court insofar as it relates to the exclusion of less than the Statutory Exclusion of interest on such Indemnitee's Note from Federal Gross Income. Such Indemnitee shall have sole discretion to decide whether to prosecute an appeal from an adverse determination with respect to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income by the Tax Court or any court to which a Tax Court decision is appealed; provided that, if such Indemnitee shall determine to prosecute an appeal with respect to any other issue, then such Indemnitee shall, at the request of the Company, also prosecute an appeal with respect to such adverse determination and shall permit the Company to control the conduct of the proceeding insofar as it relates to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income.

          (c) If the Company shall make payment to any Indemnitee pursuant to Section 9.01 hereof as a result of any event described in clause (i) or (ii) of the definition of "Gross-Up Event" in Section 9.07, then such Indemnitee shall, at the request of the Company, either (i) file a claim for refund with respect to the tax attributable to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from such Indemnitee's Federal Gross Income or (ii) if such Indemnitee is unable to file a claim for refund with respect to such tax because such Indemnitee is contesting in deficiency proceedings other claims not indemnified by the Company with respect to the taxable year or years as to which the Company has made such a payment, such Indemnitee will contest such tax (in the manner provided in subsection (b) of this Section) along with such other claims. If any such claim shall not be allowed by the Internal Revenue Service, such Indemnitee shall, at the request of the Company, promptly commence a suit for refund (in a forum chosen by such Indemnitee in its sole discretion). In the event of an adverse determination in such suit on the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income, such Indemnitee shall have sole discretion to decide whether to prosecute an appeal from such adverse determination, except that, if (i) the pleadings in the suit for refund do not involve any issue other than the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income or (ii) the pleadings in the suit for refund involve one or more issues other than the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income and such Indemnitee determines to prosecute an appeal with respect to any such other issue, then such Indemnitee shall, at the request of the Company, prosecute an appeal with respect to such adverse determination. Such Indemnitee shall permit the Company to control the conduct of the proceeding insofar as it relates to the exclusion of less than the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income.

          (d) For all purposes of this Section, the right of the Company to control any proceeding shall mean the right (subject to the approval of counsel for the Indemnitee, which approval shall, taking into account the best interests of the Indemnitee, the timeliness of any request made by the Company and all other relevant facts and circumstances, not be unreasonably withheld) to control the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of fact, all as may be appropriate in proceedings before the Internal Revenue Service, the Tax Court, a Claims Court, a Federal District Court or any court of appellate jurisdiction, as the case may be.

          (e) As a condition precedent to the exercise by the Company of the rights of contest granted to it under this Section, the Company shall deliver to the Indemnitee an opinion of counsel satisfactory to such Indemnitee to the effect that a meritorious claim exists with respect to the exemption of the Statutory Exclusion of the interest on such Indemnitee's Note from Federal Gross Income. In addition, the Company shall reimburse and hold harmless such Indemnitee on an after-tax basis for all costs and expenses incurred in connection with any contest (or appeal at the Company's request), including, without limitation, all fees and disbursements of attorneys, accountants and expert witnesses.

          SECTION 9.05. Refunds. (a) If the Company shall make any payment to an Indemnitee pursuant to Section 9.01 and such Indemnitee shall thereafter receive a refund or credit of tax pursuant to Section 6402 of the Code for any taxable year to which such payment related in respect of a claim that part of the interest on such Indemnitee's Note to which such payment related was excludable from its Federal Gross Income (or would have received a refund with respect to such payment but for a credit of the amount of such refund against another claim or counterclaim of the Internal Revenue Service not indemnified by the Company) such Indemnitee shall pay to the Company the sum of:

          (i) an amount equal to the amount previously paid to such Indemnitee pursuant to Section
     9.01(a) with respect to the interest on such Indemnitee's Note for such taxable year to which such claim for refund related (the "Disputed
     Interest") multiplied by a fraction whose numerator is the amount of the refund or credit received for tax paid with respect to the Disputed
     Interest and whose denominator is the amount of tax paid by such Indemnitee with respect to such Disputed Interest;

         (ii)  the amount of any refunded or credited
     Additions to Tax that had been paid with respect to such Disputed Interest and with respect to which such Indemnitee had been paid pursuant to
     Section 9.01(b); and

        (iii) interest on the amounts described in (i) and (ii) above at a rate or rates equal to the rate or rates of interest, if any, received by or allowed to such Indemnitee in respect of such amounts.

          (b) If the Company shall make any payment to an Indemnitee pursuant to Section 9.02 and if, in the Federal income tax return of such Indemnitee or after any adjustment of such return, the amount of the Tax Allowance or other amount by reference to which the amount of the payments made pursuant thereto is determined differs from the amount used to compute the amount of such payment, the Company promptly on written demand shall pay to such Indemnitee any additional amount computed pursuant to Section 9.02, and the Indemnitee shall refund to the Company any excess amount paid pursuant to Section 9.02, attributable to such difference.

          SECTION 9.06. Request for Qualifying Opinion of Counsel. If any Indemnitee determines, in good faith after consultation with counsel, that there is a substantial likelihood for any reason whatsoever (including, without limitation, a change of law, issuance of temporary, proposed or final Treasury Regulations, issuance of an Internal Revenue Service ruling or a court decision) that it might be required to exclude less than the Statutory Exclusion of the interest on such Indemnitee's Note from its Federal Gross Income, such Indemnitee shall be entitled to request a Qualifying Opinion of Counsel with respect to such interest for a period commencing with the Initial Borrowing Date or for any lesser period specified in such Indemnitee's request.

          SECTION 9.07.  Related Definitions.  The following
terms, as used in this Article IX, have the following meanings:

          "Additional Payment Period" means, as to any Indemnitee, the period from the earliest date as of which less than the Statutory Exclusion of the interest on such Indemnitee's Note is excluded from such Indemnitee's Federal Gross Income as a result of one or more Gross-Up Events, or, if a Gross-Up Event occurs as a result of a change in the Code, the later of (i) the effective date of such change and
(ii) the first day of the calendar year in which such change in the Code is enacted, until payment in full of the principal amount of such Indemnitee's Note, together with accrued interest thereon.

          "Change of Law" means, with respect to any Indemnitee, any amendment to the Code or other statute enacted by the Congress of the United States of America, or any temporary, proposed or final regulation promulgated by the Treasury Department, after the date hereof (or, in the case of a disallowance of a deduction for any cost of purchasing or carrying such Indemnitee's Note, at any time) which, in the opinion of counsel for such Indemnitee, (i) reduces any Tax Allowance allowable to or (ii) imposes any Federal tax (including, but not limited to, preference or excise taxes) upon, extends any such tax to or otherwise increases the liability for any such tax of the Indemnitee, in either case by reason of owning, acquiring or disposing of obligations the interest on which is partially exempt from Federal income taxation under Section 133 of the Code or any similar or successor provision; provided that a Change of Law shall not include any change in the Statutory
Exclusion.

          "Federal Gross Income" means gross income for Federal income tax purposes.

          "Gross-Up Event" means, with respect to any Indemnitee, a payment of tax or estimated tax by such Indemnitee, a reduction of such Indemnitee's net operating loss, an offset against any tax refund or other amount otherwise due such Indemnitee or a utilization of an amount otherwise available to such Indemnitee as a credit against tax attributable to an inclusion in such Indemnitee's Federal Gross Income of more than the Statutory Exclusion of the interest received or accrued by such Indemnitee with respect to any Indemnitee's Note following any of the events set forth below (other than as a result of a Change of Law):

          (i)  the failure by such Indemnitee to
     receive a Qualifying Opinion of Counsel, requested pursuant to Section 9.06, within 45 days after the receipt by the Company of such request;

         (ii)  the issuance of an IRS Notice to such
     Indemnitee, provided that the Company shall have had the opportunity to exercise any applicable rights of contest granted to it under Section
     9.04(a);

        (iii)  the occurrence of a final and
     unappealable decision, judgment, decree or other order by the Tax Court or by any other court of competent jurisdiction (a "Final Determination") with respect to such Indemnitee or any other
     Indemnitee (unless, in the case of a Final
     Determination with respect to such other
     Indemnitee, the rationale of such Final
     Determination clearly would not apply to the relevant Indemnitee); provided that the Company shall have had the opportunity to exercise any applicable rights of contest granted to it under
     Section 9.04; or

         (iv)  the execution of a closing agreement by
     such Indemnitee under Section 7121 of the Code to which the Company has consented in writing;

          "Indemnitee" means any Bank and its successors and assigns, including any Assignee, Participant or other transferee of an Indemnitee's interest in a Loan or a Note evidencing a Loan (whether or not the Indemnitee has an interest in a Loan or a Note evidencing a Loan at the time amounts are payable to such Indemnitee hereunder); provided that the term "Indemnitee" shall include only entities which are entitled under Section 133 of the Code (as in effect immediately prior to any amendment or repeal of such section which results in a Gross-Up Event) to an exclusion from gross income of interest received with respect to a securities acquisition loan within the meaning of Section 133(b) of the Code as in effect on the date hereof.

          "Indemnitee's Note" means, with respect to any Indemnitee, any Note evidencing a Loan held by such Indemnitee at any time (or such Indemnitee's interest therein, whether by participation, assignment or other transfer).

          "IRS Notice" means, with respect to any
Indemnitee, a revenue agent's report or notice of proposed adjustment or a notice of deficiency issued by the Internal
Revenue Service to such Indemnitee with respect to the inclusion in such Indemnitee's Federal Gross Income of more than the Statutory Exclusion of the interest on such Indemnitee's Note.

          "Qualifying Opinion of Counsel" means a written opinion of recognized tax counsel, selected by the Company and reasonably satisfactory to the Indemnitee requesting such opinion, to the effect that (i) at least the Statutory Exclusion of each payment of interest on such Indemnitee's
Note is excludable from such Indemnitee's Federal Gross Income during the applicable period under Section 9.06 or
(ii) while the issue is not free from doubt, if a court were presented with the issue, it should hold that at least the Statutory Exclusion of each payment of interest on such Indemnitee's Note is excludable from such Indemnitee's Federal Gross Income during the applicable period under
Section 9.06.

          "Statutory Exclusion" as of any time means a percentage equal to the percentage of interest with respect to a securities acquisition loan, within the meaning of
Section 133(b) of the Code, that is excludable at such time from Federal Gross Income by a recipient that is an entity described in Section 133(a) of the Code.

          "Supplemental Payment Period" means, as to any Indemnitee and with respect to any Change of Law, the period from the later of (i) the earliest date as of which such Change of Law is effective with respect to such Indemnitee and (ii) if such Change of Law constitutes an amendment to the Code or a statute enacted by the Congress of the United States, the first day of the calendar year in which such Change of Law occurs, until payment in full of the principal amount of such Indemnitee's Note, together with accrued interest thereon.

          "Tax Allowance" means any deduction, credit or other allowance allowable in computing liability for any Federal tax.

          "Taxable Rate" means (x) with respect to that portion of any Indemnitee's Note which bears interest for any day at a rate based on the Base Rate, a rate per annum equal to the Base Rate, (y) with respect to that portion of any Indemnitee's Note which bears interest for any day at a rate based on the Adjusted CD Rate, a rate per annum equal to the sum of the applicable Adjusted CD Rate plus the CD Margin for such day, and (z) with respect to that portion of any Indemnitee's Note which bears interest for any day at a rate based on the Adjusted London Interbank Offered Rate, a rate per annum equal to the sum of the applicable Adjusted London Interbank Offered Rate plus the Euro-Dollar Margin for such day.


                         ARTICLE X

                       MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address or received at the telecopy number specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 10.02.  No Waivers.  No failure or delay
by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03.  Expenses; Documentary Taxes;
Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Amended and Restated Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the Notes.

          (b) The Company agrees to indemnify the Agent, the Co-Agent and each Bank, and hold each of them harmless, from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, which may be incurred by such Bank (or by the Agent or the Co-Agent) in connection with any investigative, administrative or judicial proceeding (whether or not it shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank, Agent or Co-Agent shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 10.04. Sharing of Set-Offs. Each Bank agrees that if (i) it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank and (ii) such inequality shall have continued for more than 15 days, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made from time to time, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the maker of such Note in the amount of such participation.

          SECTION 10.05.  Amendments and Waivers.  Any
provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent), provided that no such amendment or waiver shall, unless signed or otherwise approved in writing by all the Banks,
(i) increase or decrease the Percentage Share of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fee hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (iv) change the percentage of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Companies and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not, without the consent of the Participant, agree to any modification, amendment or waiver of this Agreement (x) described in clause (ii) or (iii) of Section 10.05 or (y) that would change the requirement that all the Banks must sign or approve any amendment or waiver described in clause
(ii) or (iii) of Section 10.05. Subject to subsection (e) below, the Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time, upon prior notice to the Company and the Agent, assign to one or more banks or other institutions ("Assignees") a proportionate part of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto executed by such Assignee and such transferor Bank with (and subject to) the subscribed consent of the Company which consent shall not be unreasonably withheld and the Agent. Upon execution and delivery of such an instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, delivery to the Agent and the Company of an executed copy of such instrument and payment by such Assignee to the Agent of a processing fee of $2,000, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with outstanding Loans as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or pursuant to Section 8.05 or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 10.07.  Margin Stock Collateral.  Each of
the Banks represents to the Agent and each of the other
Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.08.  WAIVER OF TRIAL BY JURY.  EACH OF
THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED
HEREBY.

          SECTION 10.09. Submission to Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 10.10.  New York Law.  This Agreement and
each Note shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 10.11. Confidentiality. Any information disclosed by the Company to the Agent or any of the Banks or any of their respective holding companies, which was designated proprietary or confidential at the time of receipt thereof by the Agent, such Bank or such holding company, shall be used solely for purposes of this Agreement and not in any other manner detrimental to the Company and, if such information is not otherwise in the public domain, shall not be disclosed by the Agent, such Bank or such holding company to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent, any other Bank or such holding company, (v) pursuant to any agreement heretofore or hereafter made between such Bank or such holding company and the Company which permits such disclosure, (vi) in connection with the exercise of any remedy under this Agreement or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan (it being understood that prior to any such disclosures contemplated by clauses (ii) and (iii) above, the Agent, such Bank or such holding company shall, if practicable, give the Company prior written notice of such disclosure).

          SECTION 10.12.  Counterparts.  This Amended and
Restated Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         POLAROID CORPORATION



                         By /s/ Graham M. Brown, Jr.
                            ---------------------------
                            Title:  Vice President and
                                    Treasurer
                            549 Technology Square
                            Cambridge, Massachusetts 02139
                            Attention:  Treasurer
                            Telex number:  921 482
                            Telecopy number:  617-386-6615

Existing Loans

$15,434,398.35           MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By /s/ Adam J. Silver
                            -----------------------
                            Title:  Associate


$15,434,396.92           ABN AMRO BANK N.V.


                         By /s/ RE James Hunter
                            -----------------------
                            Title:  Vice President

                         By /s/ Monique F. Bazoberry
                            -------------------------
                            Title:  Corporate Banking
                                    Officer


$15,434,396.92           CREDIT LYONNAIS NEW YORK BRANCH


                         By /s/ Robert Ivosevich
                            -----------------------------
                            Title:  Senior Vice President


$15,434,396.92           CREDIT SUISSE


                         By /s/Lynn Allegaert
                            ---------------------------
                            Title:  Member of Senior
                                    Management

                         By /s/ Kristina Catlin
                            ---------------------------
                            Title:  Associate


$15,434,396.92           PNC BANK, NATIONAL ASSOCIATION


                         By /s/ Charles Shoemake
                            ---------------------------
                            Title:  Vice President
                                    Assistant Manager

$15,434,396.92           THE TORONTO DOMINION BANK


                         By /s/ Horace Zona
                            ---------------------------
                            Title:  Director



$15,434,396.92           WACHOVIA BANK OF NORTH
                           CAROLINA, N.A.


                         By /s/ Robert G. Brookby
                            ----------------------------
                            Title:  Executive Vice
                                    President



$15,320,478.52           DEUTSCHE BANK AG, NEW YORK BRANCH


                         By /s/ Christopher S. Hall
                            ----------------------------
                            Title:  Vice President

                         By /s/ Iain Stewart
                            ----------------------------
                            Title:  Associate



                         DEUTSCHE BANK AG, CAYMAN ISLANDS
                           BRANCH


                         By /s/ Christopher S. Hall
                            ----------------------------
                            Title:  Vice President

                         By /s/ Iain Stewart
                            ----------------------------
                            Title:  Associate



$ 6,661,077.61           FLEET BANK OF MASSACHUSETTS, N.A.

                         By /s/ Maryann S. Smith
                            ----------------------------
                            Title:  Vice President

_________________
Total Existing Loans

$130,022,336.00
============             MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Agent

                         By /s/ Adam J. Silver
                            ----------------------------
                            Title:  Associate
                         60 Wall Street
                         New York, New York 10260-0060
                         Attention: Loan Department
                         Telex number:  177615 MGT UT
                         Telecopy number: 212-648-5014


                         ABN AMRO BANK N.V.,
                         as Co-Agent,

                         By /s/ RE James Hunter
                            ----------------------------
                            Title:  Vice President

                         By /s/ Monique F. Bazoberry
                            ----------------------------
                            Title:  Corporate Banking
                                    Office
                         53 State Street
                         Boston, Massachusetts 02109
                         Attention: Elliott O. May
                         Telex number: 216308

                      PRICING SCHEDULE



          The "Euro-Dollar Margin" and "CD Margin" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day:

                   Level I      Level II      Level III      Level IV
                   -------      --------      ---------      --------
Euro-Dollar
Margin              .40%          .45%          .50%           .70%

CD Margin          .525%         .575%          .625%         .825%

          For purposes of this Pricing Schedule, the following terms have the following meanings:

          "Level I Pricing" applies on any day if, on such day, the Borrower's long-term debt is rated (i) A- or higher by S&P and Baa1 or higher by Moody's or (ii) BBB+ by S&P and A3 or higher by Moody's.

          "Level II Pricing" applies on any day if, on such day, the Borrower's long-term debt is rated BBB+ by S&P and Baa1 by Moody's.

          "Level III Pricing" applies on any day if, on such day, the Borrower's long-term debt is rated BBB by S&P or Baa2 by Moody's.

          "Level IV Pricing" applies on any day if, on such day, no other Pricing Level applies.

          "Moody's" means Moody's Investors Service, Inc.

          "Pricing Level" means any one of the four pricing levels represented by Level I Pricing, Level II Pricing,
Level III Pricing and Level IV Pricing.

          "S&P" means Standard & Poor's Ratings Group.

The ratings to be utilized for purposes of this Pricing
Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect on any day is the rating in effect at the close of business on such day.

                                                  SCHEDULE 1




                   Scheduled Prepayments
                   ---------------------


     December 31, 1994             $ 16,677,030
     June 30, 1995                 $ 17,527,558
     December 31, 1995             $ 18,421,464
     June 30, 1996                 $ 19,360,959
     December 31, 1996             $ 20,348,368
     June 30, 1997                 $ 37,686,957
                                   ------------

     Total                         $130,022,336

                                             EXHIBIT A



                            NOTE



                                       New York, New York
                                                   , 19



          For value received, Polaroid Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of

(the "Bank") on June 30, 1997, for the account of its Applicable Lending Office, the unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, and all prepayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Credit Agreement dated as of June 30, 1992 among Polaroid Corporation, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the

Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                           POLAROID CORPORATION



                           By____________________
                              Title:

              LOANS AND PAYMENTS OF PRINCIPAL



____________________________________________________________

            Amount   Amount of     Unpaid
              of     Principal    Principal    Notation
     Date    Loan     Repaid       Balance     Made By
____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

                                                 EXHIBIT B-1



            OPINION OF CRAVATH, SWAINE & MOORE,
              SPECIAL COUNSEL FOR THE COMPANY
            -----------------------------------

                                     [Amendment Effective
                                       Date]


Dear Sirs:

          We have acted as special counsel for Polaroid Corporation, a Delaware corporation (the "Company"), in connection with the Amended and Restated Credit Agreement dated as of November 29, 1994 (the "Credit Agreement") among the Company and you. Capitalized terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Based upon the foregoing, we are of opinion as follows:

          1.  The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution, delivery and performance by the Company of the Credit Agreement (i) are within the Company's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official under the laws of the State of New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States of America and (iii) do not contravene any provision of applicable law or regulation of the State of New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States of America or of the Restated Certificate of Incorporation or By-laws of the Company.

          3. The Credit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except that (i) the foregoing is subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally from time to time in effect, (ii) the enforceability thereof is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) insofar as provisions contained in the Credit Agreement provide for indemnification, the enforcement thereof may be limited by public policy considerations, (iv) we express no opinion as to Section 10.04 of the Credit Agreement insofar as it provides that any Bank purchasing a participation from another Bank pursuant thereto may exercise set-off or similar rights with respect to such participation, and (v) we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank may be located or wherein enforcement of the Credit
Agreement may be sought which limits the rates of interest legally chargeable or collectible.

          We are members of the bar of the State of New York and do not express any opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          This opinion is delivered to you pursuant to the instruction of the Company and is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                              Very truly yours,



Morgan Guaranty Trust Company
  of New York, as Agent
ABN-AMRO Bank, as Co-Agent
The Banks Listed in the Credit Agreement
  Referred to Above
c/o Morgan Guaranty Trust Company
  of New York, as Agent
    60 Wall Street
      New York, New York  10260

                                                EXHIBIT B-2



            OPINION OF CRAVATH, SWAINE & MOORE,
            SPECIAL TAX COUNSEL FOR THE COMPANY
            -----------------------------------



                                        [Amendment Effective
                                            Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street New York, New York  10260
Dear Sirs:

          We have acted as special tax counsel for Polaroid Corporation (the "Company") in connection with the Amended and Restated Credit Agreement dated as of November 29, 1994 (the "Credit Agreement") among the Company, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent ABN-AMRO Bank, N.V., as Co-Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, including a favorable determination letter issued by the Internal Revenue Service relating to the qualification of the ESOP, and we have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of opinion that:

          1. The ESOP is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, qualified under Section 401(a) of the Code. The trust forming a part of the ESOP has been duly constituted in accordance with a valid and binding trust instrument, is validly existing, and is qualified under Section 401(a) of the Code.
          2. The execution, delivery and performance by the Company of the Credit Agreement will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

          3.  Each Loan outstanding on the Amendment
Effective Date is a securities acquisition loan described in
Section 133(b)(5) of the Code, and, therefore, 50% of each payment of interest on such Loan is excludable from the Federal Gross Income of an entity described in Section 133(a) of the Code that is the owner of the Loan (or any portion of such Loan) for Federal income tax purposes.

          This opinion is delivered to you pursuant to the instruction of the Company and is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                            Very truly yours,
                                                 EXHIBIT B-3

               OPINION OF RICHARD F. deLIMA,
               GENERAL COUNSEL OF THE COMPANY
               ------------------------------


                                     [Amendment Effective
                                       Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          As Vice President, Secretary and General Counsel of Polaroid Corporation, a Delaware Corporation (the "Company"), I am familiar with the Amended and Restated Credit Agreement dated as of November 29, 1994 (the "Credit Agreement") among the Company, Morgan Guaranty Trust Company of New York, as Agent, ABN-AMRO Bank N.V., as Co-Agent and the Banks listed on the signature pages thereof.
Capitalized terms defined in the Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of opinion that:

          1.  The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and, to the best of my knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the absence of which would have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated
Subsidiaries, considered as a whole.

          2. The execution, delivery and performance by the Company of the Credit Agreement (i) are within the Company's corporate powers and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official under the laws of the Commonwealth of Massachusetts and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or By-laws of the Company or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          3. To the best of my knowledge, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or the ability of the Company to perform in any material respect its obligations under the Credit Agreement or the Notes.

          4. Except as disclosed in the Company's 1993 Form 10-K and the Company's Second Quarter 1994 Form 10-Q, to the best of my knowledge there is no (i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or (ii) action, suit or proceeding pending or threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision, in either case (y) which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (z) which could materially adversely affect the ability of the Company to perform any of its obligations under the Credit Agreement or the Notes.

          5.  To the best of my knowledge there is no
(i) injunction, stay, decree or order issued by any court or arbitrator or any governmental body, agency or official or

(ii) action, suit or proceeding pending or threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision, in either case which in any manner draws into question the validity of the Credit Agreement or the Notes.
          I am a member of the bar of the State of New York and do not express any opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In rendering the opinion set forth in paragraph 2 above, I have relied, without independent investigation, as to all matters governed by the Commonwealth of Massachusetts upon the opinion, dated the date hereof, of Gerald R. Dicker, Esq., Vice President and Assistant Secretary of the Company, a copy of which has been delivered to you.

          This opinion is delivered to you pursuant to the instruction of the Company and is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                         Very truly yours,

                                                   EXHIBIT C



                         OPINION OF
           DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                      FOR THE AGENT
           --------------------------------------

                                  [Amendment Effective
                                    Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have participated in the preparation of the Amended and Restated Credit Agreement dated as of November
29, 1994 (the "Credit Agreement") among Polaroid
Corporation, a Delaware corporation (the "Company"), Morgan
Guaranty Trust Company of New York, as Agent (the "Agent"),
ABN-AMRO Bank N.V., as Co-Agent and the banks listed on the signature pages thereof (the "Banks"). We have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit
Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution and delivery and performance by the Company of the Credit Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Credit Agreement constitutes a valid and binding agreement of the Company.

          We are members of the bar of the State of New York only. We express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                         Very truly yours,

                                                   EXHIBIT D



            ASSIGNMENT AND ASSUMPTION AGREEMENT
            -----------------------------------


          AGREEMENT dated as of _________, 19__ between [ASSIGNOR] (the "Assignor") and [ASSIGNEE] (the "Assignee"),

                    W I T N E S S E T H:

          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of November 29, 1994 among Polaroid Corporation (the "Company"), the Assignor and the other Banks party thereto, as Banks, ABN AMRO Bank N.V., as Co-Agent, and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement");

          WHEREAS, Loans made to the Company by the Assignor under the Credit Agreement are outstanding at the date hereof in an aggregate principal amount of $__________; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit
Agreement in respect of its outstanding Loans thereunder in an amount equal to $__________ (the "Assigned Amount"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Definitions.  All capitalized terms
not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

          SECTION 2.  Assignment.  The Assignor hereby
assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and its Notes to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon (i) the execution and delivery by the Assignor and the Assignee, and the acknowledgement and acceptance by the Company and the

Agent, of this Agreement and (ii) the payment by the Assignee of the amounts specified in Section 3 of this Agreement required to be paid on the date hereof and the processing fee specified in Section 12.06(c) of the Credit Agreement,
(A) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement to the extent of the Assigned Amount and (B) the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been so assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________, being the sum of (i) the aggregate principal amount of the outstanding Loans so assigned and (ii) interest accrued thereon up to but excluding the date hereof. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4.  Consent of the Company and the Agent.
This Agreement is conditioned upon the consent of the Company (which consent shall, as provided by the Credit
Agreement, not be unreasonably withheld) and the Agent pursuant to the Credit Agreement. The acknowledgement of receipt of this Agreement by the Company and the Agent is evidence of this consent.

          SECTION 5.  Non-Reliance on Assignor.  The
Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

          SECTION 6.  Governing Law.  This Agreement shall
be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                              [ASSIGNOR]


                              By_________________________
                                Title:


                              [ASSIGNEE]


                              By__________________________
                                Title:


Acknowledged and accepted
as of the date first
above written.


POLAROID CORPORATION


By__________________________
  Title:


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent


By__________________________
  Title:
                                   3